Exhibit  23(h)(14)(a)

                                    EXHIBIT A
                  to the Expense Limitation Agreement between
                              GARTMORE MUTUAL FUNDS
                                      and
                       GARTMORE MUTUAL FUND CAPITAL TRUST
                               As of May 31, 2000
                           (As amended March 1, 2003)


Name of Fund/Class                                  Expense Limitation for Fund/Class*
--------------------------------------------------  ----------------------------------
Nationwide Growth Focus Fund
   Class A                                                                       1.53%
   Class B                                                                       2.13%
   Institutional Service Class                                                   1.20%

Gartmore Global Technology and Communications Fund
   Class A                                                                       1.40%
   Class B                                                                       1.40%
   Class C                                                                       1.40%
   Institutional Service Class                                                   1.40%

Gartmore Global Health Sciences Fund
   Class A                                                                       1.25%
   Class B                                                                       1.25%
   Class C                                                                       1.25%
   Institutional Service Class                                                   1.25%

NorthPointe Small Cap Value Fund
   Institutional Class                                                           1.00%

---------------
*Effective until at least February 29, 2004. These expense limitations may be revised to decrease the limitations after the expiration of the agreed upon term, if mutually agreed upon by the parties. They may also be revised to increase the limitations at any time if mutually agreed upon by the parties.

                                    GARTMORE MUTUAL FUNDS

                                    By:    /s/ JAMES BERNSTEIN
                                    Name:  James  Bernstein
                                    Title: Assistant Secretary


                                    GARTMORE MUTUAL FUND CAPITAL TRUST

                                    By:     /s/ GERALD J. HOLLAND
                                    Name:   Gerald J. Holland
                                    Title:  SVP - CAO


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